Exhibit 1.1

Nationwide Health Properties, Inc.

6.25% Notes due 2013

UNDERWRITING AGREEMENT

October 16, 2007

UNDERWRITING AGREEMENT

October 16, 2007

UBS Securities LLC

J.P. Morgan Securities Inc.

Banc of America Securities LLC

as Representatives of the several Underwriters

c/o UBS Securities LLC

677 Washington Boulevard

Stamford, CT 06901

Ladies and Gentlemen:

Nationwide Health Properties, Inc., a Maryland corporation (the “Company”), proposes to issue and sell to the underwriters named in Schedule A annexed hereto (the “Underwriters”), for whom UBS Securities LLC, J.P. Morgan Securities Inc. and Banc of America Securities LLC are acting as representatives (in such capacity, the “Representatives”), $300,000,000 aggregate principal amount of its 6.25% Notes due 2013 (the “Securities”), to be issued under an indenture (the “Indenture”) to be entered into by and between the Company and The Bank of New York Trust Company, N.A., as Trustee (the “Trustee”). The term “Indenture,” as used herein, includes the Officers’ Certificate (as defined in the Indenture) establishing the form and terms of the Securities pursuant to Sections 201 and 301 of the Indenture. References herein to “you” shall refer to Representatives.

The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (File No. 333-142643) under the Act (the “registration statement”) which became effective upon filing under Rule 462(e) under the Act. Amendments to such registration statement, if necessary or appropriate, have been similarly prepared and filed with the Commission in accordance with the Act. The Company has filed with the Commission a Pre-Pricing Prospectus (as defined and referred to below) pursuant to Rule 424(b) under the Act, describing the Securities and the offering thereof, in such form as has been heretofore provided to, discussed with, and approved by, the Underwriters. The Company will file next with the Commission, pursuant to Rule 424(b) under the Act, a final prospectus supplement to the Basic Prospectus (as defined and referred to below), describing the Securities and the offering thereof, in such form as has been heretofore provided to, discussed with, and approved by, the Underwriters.

The term “Registration Statement,” as used in this Agreement, means the registration statement at the time it became effective under the Act and as supplemented or amended prior to the execution of this Agreement, including (i) the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”); (ii) all financial schedules and exhibits thereto; and (iii) all documents incorporated by reference, or deemed to be incorporated by reference, therein.

The term “Basic Prospectus,” as used in this Agreement, means the basic prospectus dated as of May 4, 2007 filed with the Commission pursuant to Rule 424(b) for use in connection with the offer and/or sale of Securities pursuant to this Agreement. The term “Pre-Pricing Prospectus,” as used in this Agreement, means any form of preliminary prospectus used in connection with the marketing of the Securities, including the preliminary prospectus supplement dated as of October 16, 2007 and filed with the Commission on October 16, 2007 pursuant to Rule 424(b) under the Act, and any basic prospectus (whether or not in preliminary form) used with any such preliminary prospectus supplement in connection with the marketing of the Securities, in each case as any of the foregoing may be amended or supplemented by the Company. The term “Prospectus Supplement,” as used in this Agreement, means any final prospectus supplement specifically relating to the Securities, in the form filed with, or transmitted for filing to, the Commission pursuant to Rule 424(b) under the Act. The term “Prospectus,” as used in this Agreement, means the Basic Prospectus together with the Prospectus Supplement; provided, however, that, if such Basic Prospectus is amended or supplemented on or prior to the date on which the Prospectus Supplement was first filed pursuant to Rule 424(b) under the Act, the term “Prospectus” shall refer to the Prospectus Supplement together with the Basic Prospectus as so amended or supplemented. Any reference herein to the registration statement, the Registration Statement, the Basic Prospectus, any Pre-Pricing Prospectus, any Prospectus Supplement or the Prospectus shall be deemed to refer to and include (i) the documents incorporated by reference, or deemed to be incorporated by reference, therein or in the Time of Sale Information (as defined below) (the “Incorporated Documents”) and (ii) the copy of the Registration Statement, the Basic Prospectus, the Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus and the Incorporated Documents filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) after the initial effective date of the Registration Statement, or the date of the Prospectus, as the case may be, deemed to be incorporated therein by reference. As used herein, “business day” shall mean a day on which the New York Stock Exchange is open for trading.

At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the Company had prepared the following information (collectively the “Time of Sale Information”): a Pre-Pricing Prospectus dated October 16, 2007, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Act) listed on Exhibit G hereto.

The Company and the Underwriters agree as follows:

1. Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company at a purchase price of 99.341% of the principal amount thereof, the respective principal amount of Securities set forth opposite the name of such Underwriter in Schedule A attached hereto, subject to adjustment in accordance with Section 8 hereof. The Company is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Securities as soon after the effectiveness of this Agreement as in your judgment is advisable and (ii) initially to offer the Securities upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

2. Payment and Delivery. Payment of the purchase price for the Securities shall be made to the Company by Federal Funds wire transfer against delivery of the certificates for the Securities to you through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 a.m., New York City time, on October 19, 2007 (unless another time shall be agreed to by you and the Company or unless postponed in accordance with the provisions of Section 8 hereof). The time at which such payment and delivery are to be made is hereinafter sometimes called “the time of purchase.” Electronic transfer of the Securities shall be made to you at the time of purchase in such names and in such denominations as you shall specify.

Deliveries of the documents described in Section 6 hereof with respect to the purchase of the Securities shall be made at the offices of O’Melveny & Myers LLP at 610 Newport Center Drive, 17th floor, Newport Beach, California 92660, at 10:00 a.m., New York City time, at the time of purchase.

3. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) the Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company; no stop order of the Commission preventing or suspending the use of the Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement or the Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose or pursuant to Section 8A of the Act against the Company or related to the offering have been instituted or, to the Company’s knowledge, are contemplated by the Commission; the Company is eligible to use Form S-3 under the Act with respect to the Registration Statement, and the conditions to the use of Form S-3 with respect to the Registration Statement in connection with the offering and sale of the Securities as contemplated hereby have been satisfied; the Registration Statement as of the date of this Agreement meets, and the offering and sale of the Securities as contemplated hereby complies with, the requirements of Rule 415 under the Act. The Registration Statement complied when it became effective, complies and, at the time of purchase and the time when the Prospectus Supplement, or any amendment or supplement thereto, is filed with the Commission under Rule 424(b) under the Act, will comply, and each Basic Prospectus, each Pre-Pricing Prospectus, the Prospectus Supplement and the Prospectus conformed as of their respective dates, conform and, at the time of purchase and the time when the Prospectus Supplement, or any amendment or supplement thereto, is filed with the Commission under Rule 424(b) under the Act, will conform in all material respects with the requirements of the Act (including Rule 415 under the Act) and the Trust Indenture Act of 1939 and the rules and regulations of the Commission thereunder (collectively, the

“Trust Indenture Act”); the Registration Statement did not at the time of effectiveness, does not and, at the time of purchase and the time when the Prospectus Supplement, or any amendment or supplement thereto, is filed with the Commission under Rule 424(b) under the Act, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Basic Prospectus, each Pre-Pricing Prospectus, the Prospectus Supplement and the Prospectus did not as of their respective dates, do not and, at the time of purchase and any time at which the Prospectus is delivered in connection with any sale of Securities, will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Registration Statement or the Prospectus in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement or the Prospectus or to those parts of the Registration Statement which constitute the Trustee’s Statement of Eligibility on Form T-1; each Incorporated Document, at the time such document was filed with the Commission, at the times the Basic Prospectus, each Pre-Pricing Prospectus, the Prospectus Supplement and Prospectus were filed with the Commission under Rule 424(b) under the Act and at the time the Registration Statement became effective, complied in all material respects with the requirements of the Act and the Exchange Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company has not distributed and will not distribute any “prospectus” (within the meaning of the Act) or offering material in connection with the offering or sale of the Securities other than the then most recent Pre-Pricing Prospectus or the then most recent Prospectus Supplement, in each case accompanied by the then most recent Basic Prospectus; the Company was and is a “well-known seasoned issuer” and the Company is not an “ineligible issuer” in each case as defined in the Act and in each case at the times specified in the Act in connection with the offering of Securities;

(b) the Time of Sale Information, at the Time of Sale did not, and at the time of purchase, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Time of Sale Information in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Time of Sale Information. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom;

(c) other than a Pre-Pricing Prospectus and the Prospectus, the Company has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the

Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Act or Rule 134 under the Act or (ii) the documents listed on Exhibit G hereto and other written communications approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complied in all material respects with Rules 164 and 433 of the Act, has been filed in accordance with the Act (to the extent required thereby) and, when taken together with the Pre-Pricing Prospectus accompanying, or delivered (in electronic form or otherwise) prior to delivery of, such Issuer Free Writing Prospectus, did not, and at the time of purchase, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in any Issuer Free Writing Prospectus;

(d) the Company has an authorized capitalization as set forth in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Capitalization” and, as of June 30, 2007 had an authorized and outstanding capitalization as set forth in the Registration Statement, the Time of Sale Information and the Prospectus under the column entitled “Actual” under the heading “Capitalization” (subject, in each case, to the issuance of shares of Common Stock upon exercise of stock options and warrants disclosed as outstanding in the Registration Statement and the Prospectus, the grant of options under existing stock option plans described in the Registration Statement and the Prospectus and the issuance of Common Stock pursuant to the Company’s dividend reinvestment and stock purchase plans described in the Registration Statement and Prospectus);

(e) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, with the corporate power and authority to acquire, own, lease and operate its properties, and to lease the same to others, and to conduct its business as described in the Registration Statement and the Prospectus, to execute and deliver this Agreement, the Indenture and the Securities and to issue and sell the Securities as contemplated herein; and the Company is in compliance in all respects with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions, except where the failure to be in compliance would not, individually or in the aggregate, have a Material Adverse Effect (as defined below);

(f) the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction (and attached hereto as Exhibit E is an accurate and complete list of each such jurisdiction) where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, either (i) have a material adverse effect on the business, financial condition, results of operations or prospects of the Company and its subsidiaries taken as a whole or (ii) prevent consummation of the transactions contemplated hereby (the occurrence of such effect or such prevention described in the foregoing clauses (i) and (ii) being herein referred to as a “Material Adverse Effect”);

(g) each subsidiary of the Company (each a “Subsidiary” and collectively, the “Subsidiaries”) that is a significant subsidiary (each a “Significant Subsidiary” and collectively, the “Significant Subsidiaries”) as defined in Rule 405 of Regulation C of the Act has been duly incorporated or organized and is validly existing as a corporation, limited liability company or limited partnership, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus and is duly qualified as a foreign corporation, limited liability company or limited partnership, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a Material Adverse Effect; all of the issued and outstanding capital stock of, or other ownership interests in, each such Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, except for directors’ qualifying shares, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and attached hereto as Exhibit F is an accurate and complete list of the Significant Subsidiaries;

(h) the Indenture has been duly authorized by the Company; the Indenture has been duly qualified under the Trust Indenture Act, and when executed and delivered by the Company (assuming the Indenture has been duly authorized, executed and delivered by the Trustee), will constitute a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and the Indenture conforms to the description thereof contained in the Time of Sale Information and the Prospectus; the Securities have been duly authorized; and when the Securities are delivered and paid for pursuant to this Agreement at the time of purchase, the Securities will have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and will conform to the description thereof contained in the Time of Sale Information and the Prospectus and the Securities will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(i) this Agreement has been duly authorized, executed and delivered by the Company;

(j) neither the Company nor any of the Significant Subsidiaries is in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (i) its respective charter or bylaws, or other organizational documents, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or (ii) any license, lease, contract or other agreement or instrument to which the Company or any of the Significant Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, or (iii) any federal, state or, to the Company’s knowledge, local regulation or rule, or the rules and regulations of the New York Stock Exchange, or any decree, judgment or order applicable to the Company or any of the Subsidiaries or any of their respective properties, except, in the case of clauses (ii) and (iii), for breaches, violations, defaults and events that would not, individually or in the aggregate, have a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the Indenture, the issuance and sale of the Securities and the consummation of the transactions contemplated hereby, and the consummation by the Company of the transactions contemplated by the Time of Sale Information and the Prospectus will neither (A) conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) the charter or bylaws, or other organizational documents, of the Company or any of the Subsidiaries, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, or any federal, state or, to the Company’s knowledge, local law, regulation or rule, or the rules and regulations of the New York Stock Exchange, or any decree, judgment or order applicable to the Company or any of the Subsidiaries; nor (B) result in the creation or imposition of any lien, charge, claim or encumbrance upon any of the properties (real and personal (including, without limitation, mortgage loans and unsecured loans)) described in the Registration Statement or Prospectus as being owned by the Company or any of the Subsidiaries (the “Properties” and, such of the Properties that are real property, the “Real Properties”), except, in the case of clause (B), for liens, charges, claims and encumbrances that would not, individually or in the aggregate, have a Material Adverse Effect;

(k) no consent, approval, authorization, order or decree of any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement or the Indenture, except such as may be required under the Act or the Trust Indenture Act or as may be required by state securities or blue sky laws;

(l) other than the Underwriters pursuant to the terms of this Agreement, no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Securities, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Securities as contemplated thereby or otherwise;

(m) each of the Company and the Significant Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary licenses, authorizations, consents and approvals from other persons, in order to acquire and own, lease or sublease, lease to others and conduct its respective business as described in the Registration Statement or Prospectus, except where the failure to have or obtain such licenses, authorizations, consents and approvals and to make such filings would not, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor any of the Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect;

(n) there are no contracts or documents which are required to be filed as exhibits to the Registration Statement or any Incorporated Documents which have not been so filed as required;

(o) except as disclosed in the Registration Statement, the Time of Sale Information and Prospectus, there are no actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of the Subsidiaries is or would be a party, or of which any of the respective properties or assets of the Company and the Subsidiaries, or any Property, is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except any such action, suit, claim, investigation or proceeding which should not have a reasonable possibility of resulting in a judgment, decree or order having, individually or in the aggregate, a Material Adverse Effect;

(p) Ernst & Young LLP, whose report on the consolidated financial statements of the Company and the Subsidiaries is incorporated by reference in the Registration Statement and the Prospectus, is an independent registered public accounting firm within the applicable rules and regulations adopted by the Commission and the Public Accounting Oversight Board and as required by the Act;

(q) the financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, together with the related notes and schedules, present fairly the consolidated financial position of the Company and the Subsidiaries and the consolidated results of operations and cash flows of the Company and the Subsidiaries for the periods specified and have been prepared in compliance with the requirements of the Act and Exchange Act and in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved and have been prepared in compliance with the requirements of the Act and Exchange Act and in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved; the other financial and statistical data set forth or incorporated by reference in the Registration Statement, the Time of Sale

Information and the Prospectus are accurately presented and prepared on a basis consistent with the financial statements and books and records of the Company; the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed in the Registration Statement, the Time of Sale Information and the Prospectus; and all disclosures contained in the Registration Statement, the Time of Sale Information or the Prospectus, including the documents incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply, in all material respects, with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable;

(r) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (i) any material adverse change in the business, financial condition, results of operations or prospects of the Company and the Subsidiaries taken as a whole, (ii) any transaction, other than in the ordinary course, which is material to the Company and the Subsidiaries taken as a whole, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any Subsidiary, which is material to the Company and the Subsidiaries taken as a whole, (iv) any change in the capital stock or outstanding indebtedness of the Company or any Subsidiaries, other than increases in capital stock (a) for the issuance of 141,187 shares of Common Stock in connection with the Company’s Dividend Reinvestment Plan and (b) the issuance of 1,734,000 shares of Common Stock for net proceeds of $52.5 million in connection with the Company’s Continuous Equity Offering program during the period from July 1, 2007 through October 16, 2007, and increases in indebtedness for (x) assuming $13.6 million of mortgage debt in connection with property acquisitions, less $12.7 million of mortgage debt in connection with property sales to the Company’s unconsolidated joint venture for a net increase of $0.9 million and (y) increased net borrowings of $51.0 million on the unsecured credit facility during the period from July 1, 2007 through October 16, 2007, or (v) except for regular quarterly dividends on the Common Stock or the Company’s outstanding preferred stock, any dividend or distribution of any kind declared, paid or made on the capital stock of the Company;

(s) the Company is not required to be registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(t) the Company and the Subsidiaries have good title to the Properties, and, in the case of Real Property, free and clear of all liens, claims, mortgages, deeds of trust, restrictions, security interests and other encumbrances or defects (“Property Encumbrances”), except as disclosed in the Registration Statement and Prospectus and except for (x) the leasehold interests of lessees in the Real Property of the Company and the Subsidiaries held under lease (the “Leases”) and (y) any other Property Encumbrances that would not, individually or in the aggregate, have a Material Adverse Effect or a material adverse effect on such Property; and all Property Encumbrances on or affecting the Properties which are required to be disclosed in the Prospectus or Registration Statement are disclosed therein as required;

(u) each of the Leases has been duly authorized by the Company or a Subsidiary, as applicable, and is a valid, subsisting and enforceable agreement of the Company or such Subsidiary, as applicable, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally or general equitable principles;

(v) except as otherwise disclosed in the Prospectus, the Company has no knowledge of: (i) the unlawful presence of any hazardous substances, hazardous materials, toxic substances or waste materials (collectively, “Hazardous Materials”) on any of its properties or (ii) any unlawful spills, releases, discharges or disposal of Hazardous Materials that have occurred or are presently occurring on or from its properties as a result of any construction on or operation and use of its properties, which presence or occurrence would have a Material Adverse Effect; and in connection with the construction on or operation and use of its properties, the Company has no knowledge of any material failure to comply with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials that could have a Material Adverse Effect;

(w) the Company has adequate title insurance on its properties owned in fee by the Company or its Significant Subsidiaries;

(x) the Company, and each of the Significant Subsidiaries, maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded book value for assets is compared with the fair market value of such assets (computed in accordance with generally accepted accounting principles) at reasonable intervals and appropriate action is taken with respect to any differences; the Company has established and maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act);

(y) the Company is in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations of the Commission and the New York Stock Exchange promulgated thereunder;

(z) at all times since December 31, 1985, the Company has met, currently meets, and as of the time of purchase will meet, the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986 (the “Code”); the Company intends to continue to meet such requirements unless the Company’s board of directors in good faith determines by resolution that it is in the best interests of the Company’s stockholders not to meet such requirements; and

(aa) neither the Company nor any of the Subsidiaries has taken, directly or indirectly, any action designed to stabilize or manipulate, under the Exchange Act or otherwise, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of, the price of the Securities to facilitate the sale or resale of the Securities.

In addition, the certificate set forth in Exhibit D hereto, when signed by officers of the Company and delivered to the Underwriters or counsel for the Underwriters, shall be deemed to be a representation and warranty by the Company or Subsidiary, as the case may be, as to matters covered thereby, to each Underwriter.

4. Certain Covenants of the Company. The Company hereby agrees:

(a) to furnish such information as may be required and otherwise to qualify the Securities for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to maintain such qualifications in effect so long as you may request for the distribution of the Securities; provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Securities); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(b) at the Company’s expense, to make available to the Underwriters in New York City, as soon as practicable after this Agreement becomes effective and in any event not later than 12:00 noon on the business day next succeeding the date of this Agreement, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) and each Issuer Free Writing Prospectus (to the extent not previously delivered) as the Underwriters may request for the purposes contemplated by the Act; provided, however, that notwithstanding anything in this subsection (b) to the contrary, without relieving the Company of the obligation to so make available and furnish such copies, the Company shall not be required to pay the costs and expenses thereof after the expiration of nine months after the date of this Agreement;

(c) in case any Underwriter is required to deliver, in connection with the sale of the Securities, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Rule 415(a)(3) under the Act or Item 512(a) of Regulation S-K under the Act, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act or Rule 415(a)(3) under the Act or Item 512(a) of Regulation S-K under the Act, as the case may be; provided, however, that, without relieving the Company of the obligation to so prepare such amendment or amendments, the Company shall not be required to pay the costs and expenses thereof after the expiration of nine months after the date of this Agreement;

(d) if, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or any post-effective amendment thereto to be declared effective before the Securities may be sold, the Company will use its reasonable commercial efforts to cause the Registration Statement or such post-effective amendment to become effective as soon as possible, and the Company will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when the Registration Statement and any such post-effective amendment thereto has become effective, and (ii) if Rule 430 under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner in accordance with such rules);

(e) to advise the Underwriters promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its reasonable best efforts to obtain the lifting or removal of such order as soon as possible; provided, however, that, without relieving the Company of the obligation to so advise, confirm and use its reasonable best efforts, the Company shall not be required to pay the costs and expenses thereof after the expiration of nine months after the date of this Agreement; and for so long as the delivery of a prospectus is required in connection with the offering or sale of Securities to advise you promptly of any proposal to file any Issuer Free Writing Prospectus, or to amend or supplement the Registration Statement or the Prospectus, including by filing any documents that would be incorporated therein by reference, and to provide you and Underwriters’ counsel copies of any such documents a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall reasonably object in writing;

(f) to file promptly all reports and any preliminary or definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and to provide you with a copy of such reports and statements and other documents to be filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period, and to promptly notify you of such filing;

(g) to advise the Underwriters promptly of the happening of any event (i) within the time during which a prospectus relating to the Securities is required to be delivered under the Act which could require the making of any change in the Prospectus then being used so that the Prospectus, or (ii) at any time prior to the time of purchase which would require the making of any change in the Time of Sale Information then being used so that the Time of Sale Information would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, subject to Section 4(e) hereof, to prepare and furnish, at the Company’s expense, to the Underwriters promptly such amendments or supplements to such Prospectus or Time of Sale Information, as the case may be, as may be necessary to reflect any such change; provided, however, that, without relieving the Company of the obligation to so prepare and furnish such amendments or supplements, the Company shall not be required to pay the costs and expenses thereof after the expiration of nine months after the date of this Agreement;

(h) to make generally available to its security holders, and to deliver to you, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act and which may be unaudited) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such twelve-month period but in any case not later than 90 days after the close of the period covered thereby;

(i) to furnish to you five copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto and documents incorporated by reference therein) and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

(j) to apply the net proceeds from the sale of the Securities in the manner set forth under the caption “Use of Proceeds” in the Prospectus;

(k) to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Basic Prospectus, each Pre-Pricing Prospectus, each Prospectus Supplement, each Issuer Free Writing Prospectus, any Time of Sale Information, the Prospectus and, except as otherwise provided in this Section 4, any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Securities including any taxes payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iii) the producing, word processing and/or printing of this Agreement, any Agreement Among Underwriters, any dealer agreements, any Powers of Attorney, the Indenture and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Securities for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law as aforesaid (including the legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any filing for review of the public offering of the Securities by the Financial Industry Regulatory Authority (“FINRA”), including the legal fees and filing fees and other disbursements of counsel to the Underwriters relating to FINRA matters, (vi) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Securities to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (vii) any fees charged by rating agencies for rating the Securities, (viii) the fees and expenses of the Trustee (including related fees and expenses of any counsel to the Trustee) and (ix) the performance of the Company’s other obligations hereunder;

(l) not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any United States dollar-denominated debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue, or file or cause to be declared effective a registration statement under the Act relating to the offer and sale of any such debt securities, without the prior written consent of the Representative for a period beginning at the time of execution of this Agreement and ending at the later of the time of purchase or the lifting of trading restrictions by the Representative, but in no event later than 15 days after the date of this Agreement;

(m) to use its best efforts to continue to qualify as a REIT under Sections 856 through 860 of the Code, unless the Company’s board of directors in good faith determines by resolution that it is in the best interests of the Company’s stockholders not to so qualify;

(n) that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of the Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person; that neither of the Representatives, nor any other Underwriter, is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction; that the Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and that the Underwriters shall have no responsibility or liability to the Company with respect to such consultations, investigations or appraisals; and that any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company; and

(o) the Company has paid or agrees to pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) of the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Act.

5. Reimbursement of Underwriters’ Expenses. If the Securities are not delivered for any reason other than the termination of this Agreement pursuant to the fifth paragraph of Section 8 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company shall, in addition to paying the amounts described in

Section 4(k) hereof, reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of their counsel; provided, however, that the Company shall not be obligated to so reimburse the Underwriters if the Securities are not delivered due to (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the NASDAQ Global Market; (ii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iii) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (iv) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere.

6. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof and at the time of purchase, the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) The Company shall furnish to you at the time of purchase an opinion of O’Melveny & Myers LLP, counsel for the Company, addressed to the Underwriters and dated the time of purchase with executed copies for each of the other Underwriters, and in form and substance reasonably satisfactory to Sidley Austin LLP, counsel for the Underwriters, in the form set forth in Exhibit A hereto.

(b) The Company shall furnish to you at the time of purchase an opinion of Venable LLP, Maryland counsel for the Company, addressed to the Underwriters and dated the time of purchase with executed copies for each of the other Underwriters, and in form and substance reasonably satisfactory to Sidley Austin LLP, counsel for the Underwriters, in the form set forth in Exhibit B hereto.

(c) The Company shall furnish to you at the time of purchase an opinion of Cordray & Tomlin, P.C., Texas counsel for the Company, addressed to the Underwriters and dated the time of purchase with executed copies for each of the other Underwriters, and in form and substance reasonably satisfactory to Sidley Austin LLP, counsel for the Underwriters, in the form set forth in Exhibit C hereto.

(d) You shall have received from Ernst & Young LLP letters dated, respectively, the date of this Agreement and the time of purchase, and addressed to the Underwriters (with executed copies for each of the Underwriters) in the forms approved by the Representatives.

(e) You shall have received at the time of purchase the favorable opinion of Sidley Austin LLP, counsel for the Underwriters, addressed to the Underwriters dated the time of purchase in form and substance reasonably satisfactory to the Representatives.

(f) No Prospectus or amendment or supplement to the Registration Statement or the Prospectus, including documents deemed to be incorporated by reference therein, shall have been filed to which you object in writing.

(g) The Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M., New York City time, on the second full business day after the date of this Agreement.

(h) Prior to the time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d), 8(e) or 8A of the Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus and the Time of Sale Information and all amendments or supplements thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(i) Between the time of execution of this Agreement and the time of purchase (A) no material adverse change in the business, financial condition, results of operations or prospects of the Company and the Subsidiaries taken as a whole shall occur or become known and (B) no transaction which is material and adverse to the Company and the Subsidiaries taken as a whole has been entered into by the Company or any of the Subsidiaries.

(j) The Company will, at the time of purchase deliver to you a certificate of its Chief Executive Officer and its Chief Financial Officer, dated the time of purchase in the form attached as Exhibit D hereto.

(k) The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, the Time of Sale Information and the Prospectus as of the time of purchase as you may reasonably request.

7. Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representatives, by notice to the Company, if (x) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement, the Time of Sale Information and the Prospectus, there has been any material adverse change in the business, financial condition, results of operations or prospects of the Company and the Subsidiaries taken as a whole, which would, in the judgment of the Representatives, make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Registration Statement, the Time of Sale Information and the Prospectus, or (y) since the time of execution of this Agreement, there shall have occurred: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the NASDAQ Global Market; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (v) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Registration Statement, the Time of Sale Information and the Prospectus, or (z) since the time of execution of this Agreement, there shall have occurred any downgrading, or any notice or announcement shall have been given or made of (i) any intended or potential downgrading or (ii) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded the Securities or any other securities of or guaranteed by the Company or any Subsidiary by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Act.

If the Representatives elect to terminate this Agreement as provided in this Section 7, the Company and each other Underwriter shall be notified promptly in writing.

If the sale to the Underwriters of the Securities, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement, or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(k), 5 and 9 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

8. Increase in Underwriters’ Commitments. Subject to Sections 6 and 7 hereof, if any Underwriter shall default in its obligation to take up and pay for the Securities to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 6 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 7 hereof) and if the aggregate principal amount of Securities which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total aggregate principal amount of the Securities, the non-defaulting Underwriters shall take up and pay for (in addition to the aggregate principal amount of Securities they are obligated to purchase pursuant to Section 1 hereof) the aggregate principal amount of Securities agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Securities shall be taken up and paid for by such non-defaulting Underwriters in such principal amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Securities shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate principal amount of Securities set forth opposite the names of such non-defaulting Underwriters in Schedule A.

Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Securities hereunder unless all of the Securities are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.

The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with like effect as if such substituted Underwriter had originally been named in Schedule A hereto.

If the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total aggregate principal amount of Securities which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Securities which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Company to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

9. Indemnity and Contribution.

(a) The Company agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include the Basic Prospectus, any Pre-Pricing Prospectus, any Prospectus Supplement any Issuer Free Writing Prospectus, any Time of Sale Information or the Prospectus, as any of the foregoing may be amended or supplemented by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or such Prospectus or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, such Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement, such Prospectus, such Issuer Free Writing Prospectus or such Time of Sale Information or necessary to make such information not misleading.

If any action, suit or proceeding (each, a “Proceeding”) is brought against an Underwriter or any such person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such Underwriter or such person shall promptly notify the Company in writing of the institution of such Proceeding and the Company shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Company shall not relieve the Company from any liability which the Company may have to any Underwriter or any such person or otherwise, unless the Company was unaware of the Proceeding to which such notice would relate and the Company was materially prejudiced by such omission. Such Underwriter or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such Proceeding or the Company shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have been advised by counsel that representation of such indemnified party or parties and the Company by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Company shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Company shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless any Underwriter and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 90 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(b) Each Underwriter, severally and not jointly, agrees to indemnify, defend and hold harmless the Company, its directors and officers, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading.

If any Proceeding is brought against the Company or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company or such person shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such Underwriter shall not relieve such Underwriter from any liability which such Underwriter may have to the Company or any such person or otherwise, unless such Underwriter was unaware of the Proceeding to which such notice would relate and such Underwriter was materially prejudiced by such omission. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have been advised by counsel that representation of such indemnified party or parties and such Underwriter by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). No Underwriter shall be liable for any settlement of any such Proceeding effected without the written consent of such Underwriter but, if settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless the Company and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 90 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

(c) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this Section 9 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Securities. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(d) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

(e) The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Securities. The Company and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company’s officers or directors in connection with the issuance and sale of the Securities, or in connection with the Registration Statement or the Prospectus.

10. Information Furnished by the Underwriters. The statements set forth in the first and second sentences of the fourth paragraph under the caption “Underwriting” and the sixth paragraph under the caption “Underwriting” only insofar as such statements relate to the amount of selling concession and reallowance or to over-allotment, stabilization and market making activities that may be undertaken by the Underwriters, constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in Sections 3 and 9 hereof.

11. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that would not constitute an “issuer free writing prospectus,” as defined in Rule 433 of the Act, or that would not otherwise constitute a “free writing prospectus,” as defined under Rule 405 of the Act, that would be required to be filed with the Commission, (ii) any Issuer Free Writing Prospectus listed on Exhibit G or prepared pursuant to Section 3(c), Section 4(e) or Section 4(g) above, or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b) It has not and will not distribute any Underwriter Free Writing Prospectus referred to in clause (a)(i) in a manner reasonably designed to lead to its broad unrestricted dissemination.

(c) It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Securities unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that the Underwriters may use a term sheet substantially in the form of Exhibit H hereto without the consent of the Company; provided further that any Underwriter using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet.

(d) It will, pursuant to reasonable procedures developed in good faith, retain copies of each free writing prospectus used or referred to by it, in accordance with Rule 433 under the Act.

(e) It is not subject to any pending proceeding under Section 8A of the Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Act) in connection with sales of the Securities by any Underwriter or dealer).

12. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram or facsimile and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to UBS Securities LLC, 677 Washington Boulevard, Stamford, CT 06901 (fax: 203.719.0495), Attention: Fixed Income Syndicate and, if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 610 Newport Center Drive, Suite 1150, Newport Beach, California 92660-6429 Attention: Douglas M. Pasquale, President and Chief Executive Officer.

13. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

14. Submission to Jurisdiction. All Claims may be commenced, prosecuted or continued in the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have non-exclusive jurisdiction over the adjudication of such matters, and the Company consents to the non-exclusive jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party. Each Underwriter and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

15. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Company and to the extent provided in Section 9 hereof the controlling persons, partners, directors and officers referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

16. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

17. Successors and Assigns. This Agreement shall be binding upon the Underwriters and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s and any of the Underwriters’ respective businesses and/or assets.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Company and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement between the Company and the Underwriters, severally.

Very truly yours,

NATIONWIDE HEALTH PROPERTIES, INC.

By:	/s/ Abdo H. Khoury
	Name:	Abdo H. Khoury
	Title:	Senior Vice President and
Chief Financial and Portfolio Officer

Accepted and agreed to as of the date first above written, on behalf of themselves and the other several Underwriters named in
Schedule A

UBS SECURITIES LLC J.P. MORGAN SECURITIES INC. BANC OF AMERICA SECURITIES LLC

By:	UBS SECURITIES LLC

By:	/s/ Chris Forshner
	Name:	Chris Forshner
	Title:	Managing Director

By:	/s/ Ryan Donovan
	Name:	Ryan Donovan
	Title:	Director

[SIGNATURE PAGE TO UNDERWRITING AGREEMENT]

SCHEDULE A

Underwriter	Principal Amount of Securities
UBS Securities LLC	$81,000,000
J.P. Morgan Securities Inc.	78,000,000
Banc of America Securities LLC	78,000,000
Calyon Securities (USA) Inc.	18,000,000
KeyBanc Capital Markets Inc.	18,000,000
SunTrust Robinson Humphrey, Inc.	9,000,000
Wells Fargo Securities, LLC	9,000,000
Wachovia Capital Markets, LLC	9,000,000

Total	$300,000,000

EXHIBIT A

OPINION OF O’MELVENY & MYERS LLP

October 19, 2007

UBS Securities LLC

J.P. Morgan Securities Inc.

Banc of America Securities LLC

  as Representatives of the several Underwriters

c/o UBS Securities LLC

677 Washington Boulevard

Stamford, CT 06901

Ladies and Gentlemen:

We have acted as counsel to Nationwide Health Properties, Inc., a Maryland corporation (the “Company”), in connection with the issuance and sale by the Company of $300,000,000 aggregate principal amount of the Company’s 6.25% Notes due 2013 (the “Securities”) to the several underwriters (the “Underwriters”) named in that certain Underwriting Agreement, dated October 16, 2007 (the “Agreement”), between the Underwriters and the Company. We are providing this opinion to the Underwriters pursuant to Section 6(a) of the Agreement. Except as otherwise indicated, capitalized terms used in this opinion and defined in the Agreement will have the meanings given to them in the Agreement.

In our capacity as such counsel, we have examined originals or copies of those corporate and other records and documents we considered appropriate. As to relevant factual matters, we have relied upon, among other things, the Company’s factual representations in the Company Certificate and the Company Tax Certificate and factual representations in certificates from Nationwide Health Properties Finance Corporation, a Delaware corporation (“NHPFC”), and MLD Properties, LLC, a Delaware limited liability company (“MLD LLC”), each dated as of October 19, 2007, copies of which have been delivered to you. In addition, we have obtained and relied upon those certificates of public officials we considered appropriate. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies. This opinion specifically relies on such documents and certificates and assumes that the facts represented therein will not change in any material way so long as the Company seeks to qualify as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”).

We have examined the registration statement on Form S-3 (Reg. No. 333-142643) filed by the Company with the Securities and Exchange Commission (the “Commission”) for purposes of registering securities under the Securities Act of 1933, as amended (the “1933 Act”), the prospectus dated May 4, 2007, and the prospectus supplement dated October 16, 2007. The registration statement, as amended, and the prospectus (including the prospectus supplement), excluding the documents incorporated in them by reference, are herein referred to as the “Registration Statement” and the “Prospectus,” respectively. We have participated in conferences with your representatives and those of the Company, your counsel and Company’s independent accountants at which the contents of the Registration Statement and Prospectus were discussed. In addition, we also have examined the following reports (collectively, the “Incorporated Documents”):

(1)	the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, filed on February 14, 2007; and

(2)	the Company’s Current Reports on Form 8-K filed January 4, 2007, February 5, 2007, April 27, 2007 and August 17, 2007 [Include any others filed prior to closing].

(3)	the Company’s Quarterly Reports on Form 10-Q for the first quarter ended March 31, 2007, filed on May 2, 2007 and the second quarter ended June 30, 2007, filed on August 1, 2007.

On the basis of such examination, our reliance upon the assumptions contained in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that:

(i)	NHPFC has been duly incorporated and is validly existing in good standing under the laws of the State of Delaware, with corporate power to own its properties and assets and to carry on its business as described in the Registration Statement and the Prospectus.

(ii)	MLD LLC is a limited liability company duly formed and validly existing in good standing under the laws of the State of Delaware, with the power under the Delaware Limited Liability Company Act (the “Act”) and its certificate of formation and limited liability company agreement (the “LLC Agreement”) to own its properties and assets and to carry on its business as described in the Registration Statement and Prospectus.

(iii)	The Company is duly qualified as a foreign corporation to do business in the states set forth on Schedule A hereto and is in good standing in each of such states. NHPFC is qualified as a foreign corporation to do business in the states set forth on Schedule B hereto and is in good standing in each of such states. MLD LLC is duly registered as a foreign limited liability company to transact intrastate business in the states set forth on Schedule B.

(iv)

Based upon current law, including relevant statutes, regulations and judicial and administrative precedent (which is subject to change on a retroactive basis), and subject to all of the limitations, qualifications, conditions and factual assumptions set forth herein, the Company has met each of the requirements for qualification as a REIT for each taxable year commencing with its taxable year ended December 31, 2001, and, if the Company operates subsequent to December 31, 2006 in the same manner as it has prior to such date, it will continue to so qualify, provided that the various requirements for qualification as a REIT are satisfied in those years, including, without limitation, the requirements relating to its income, assets, distributions, ownership and administration. However, we are unable to opine whether the Company will actually continue to qualify as a REIT after December 31, 2006, because such qualification will depend on future transactions and events that cannot be known at this time.

(v)	The Registration Statement, on the date it was filed, appeared on its face to comply in all material respects with the requirements as to form for registration statements on Form S-3 under the 1933 Act and the related rules and regulations in effect at the date of filing, except that we express no opinion concerning the financial statements and other financial information contained or incorporated by reference therein or any Statement of Eligibility on Form T-1 (a “Form T-1”) contained or incorporated by reference therein. The Incorporated Documents, on the respective dates they were filed, appeared on their face to comply in all material respects with the requirements as to form for reports on Form 10-K, Form 10-Q, and Form 8-K, as the case may be, under the Exchange Act and the related rules and regulations in effect at the respective dates of their filing, except that we express no opinion concerning the financial statements and other financial information contained or incorporated by reference therein.

(vi)	The Registration Statement has become effective under the 1933 Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued or threatened by the Commission. The Prospectus has been filed with the Commission in the manner and within the time period required by Rule 424(b) promulgated under the 1933 Act. The Pricing Term Sheet attached as Exhibit H to the Agreement has been filed with the Commission pursuant to Rule 433 promulgated under the 1933 Act in accordance with Rule 433(d) promulgated under the 1933 Act.

(vii)	The Indenture has been duly qualified under the Trust Indenture Act.

(viii)	The statements in the Prospectus under the captions “Description of Notes” and “Description of Debt Securities,” insofar as they summarize provisions of the Indenture or the Securities, fairly present the information required by Form S-3 and are accurate in all materials respects.

(ix)	The execution, delivery and performance of the Indenture have been duly authorized by all necessary corporate action on the part of the Company, and the Indenture has been duly executed and delivered by the Company and constitutes the legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

(x)	The Securities are in forms permitted by the Indenture, and, when executed and authenticated in accordance with the Indenture and delivered against payment of the purchase price therefor pursuant to the Agreement, will be legally valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

(xi)	No order, consent, permit or approval of any California or federal governmental authority is required on the part of the Company for the execution and delivery of the Agreement, the Indenture or the Securities or for the issuance and sale of the Securities, except such as have been obtained under the 1933 Act or the Trust Indenture Act and such as may be required under applicable Blue Sky, state securities laws.

(xii)	(A) The execution and delivery by the Company of the Agreement, the Indenture and the Securities do not, and the Company’s performance of its respective obligations under the Agreement, the Indenture and the Securities will not, (i) violate the organizational documents of NHPFC or MLD LLC or (ii) violate, breach, or result in a default under, any existing obligation of or restriction on the Company or any of its subsidiaries under any agreement which has been filed as an exhibit to the Registration Statement or to any of the Incorporated Documents (the “Filed Agreements”); and (B) the execution and delivery by the Company of the Agreement does not, and the Company’s performance of its respective obligations under the Agreement will not, breach or otherwise violate any existing obligation of or restriction on the Company under any order, judgment or decree of any California, New York or federal court or governmental authority binding on the Company and identified to us in the Company Certificate. If a Filed Agreement is governed by the laws of a jurisdiction other than California or New York, we have assumed such Filed Agreement is governed by the laws of the State of California.

(xiii)	The execution and delivery by the Company of the Agreement, the Indenture and the Securities do not, and the Company’s performance of its respective obligations under the Agreement, the Indenture and the Securities will not, violate any current California, New York or federal statute, rule or regulation that we have, in the exercise of customary professional diligence, recognized as applicable to the Company or to transactions of the type contemplated by the Agreement and the Indenture except that, we express no opinion regarding any federal securities laws, or Blue Sky or state securities laws or Section 9 of the Agreement except as otherwise expressly stated herein.

(xiv)	We do not know of any contract or other document of a character required to be described or referred to in the Registration Statement or to be filed or incorporated by reference as an exhibit to the Registration Statement or the Incorporated Documents which is not described or referred to therein or filed or incorporated by reference as an exhibit thereto.

(xv)	To the best of our knowledge, there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Registration Statement, other than those disclosed therein.

(xvi)	The Company is not, and after receipt of payment for the Securities and application of the proceeds therefrom as described in the Prospectus will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(xvii)	The statements in the Prospectus under the caption “Certain Federal Income Tax Considerations,” to the extent that they constitute matters of law, summaries of legal matters or documents, or legal conclusions, have been reviewed by us and are correct in all material respects.

We have participated in conferences in connection with the preparation of the Registration Statement, the Time of Sale Information and the Prospectus. We have also reviewed the Registration Statement, the documents incorporated by reference therein on the effective date of the Registration Statement, the Prospectus, the Time of Sale Information and the Incorporated Documents, but have not independently verified the accuracy, completeness or fairness of the statements contained or incorporated in those documents (except as otherwise specifically stated in paragraphs (viii) and (xvii) above). The limitations inherent in such participation and review, and in the knowledge available to us, are such that we are unable to assume, and we do not assume, any responsibility for such accuracy, completeness or fairness (except as otherwise specifically stated in paragraphs (viii) and (xvii) above). However, on the basis of such participation and review, we do not believe that the Registration Statement and the documents incorporated therein on October 16, 2007, considered as a whole as of that date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, we do not believe that the Time of Sale Information and the Incorporated Documents, considered as a whole at the Time of Sale (which such counsel may assume to be 2:07 p.m. (New York City Time) on October 16, 2007) contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and we do not believe that the Prospectus and the Incorporated Documents, considered as a whole on the date of the Prospectus and on the date hereof, contained or contain any untrue statement of a material fact or omitted or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. However, we express no opinion or belief as to any document filed by the Company under the Exchange Act, whether before or after the effective date of the Registration Statement, except to the extent that any such document is a document incorporated by reference in the Registration Statement as of its effective date read together with the Registration Statement and considered as a whole, is an Incorporated Document read together with the Prospectus and considered as a whole or is an Incorporated Document read together with the Time of Sale Information and considered as a whole, nor do we express any opinion or belief as to the financial statements and other financial information contained or incorporated by reference in the Registration Statement, the documents incorporated therein on the effective date of the Registration Statement, the Prospectus or the Incorporated Documents, nor do we express any opinion or belief as to any Form T-1.

Our use of the term “to our knowledge,” or similar phrases to qualify a statement in this opinion means that those attorneys currently in this firm who have given substantive attention to the representation of the Company since January 1, 2006 do not have current actual knowledge that the statement is inaccurate. Such terms do not include any knowledge of other attorneys within our firm (regardless of whether they have represented or are representing the Company in connection with any other matter) or any constructive or imputed notice of any matters or items of information (except that, with respect to our statement concerning pending or threatened litigation, it includes the actual present knowledge of other attorneys in the firm as to matters to which they have given substantive attention as counsel for the Company in the form of legal consultation, and where appropriate, legal representation.). Except as otherwise expressly indicated, we have not undertaken any independent investigation to determine the accuracy of the statement, and any limited inquiry undertaken by us during the preparation of this opinion letter should not be regarded as such an investigation. No inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of the Company in connection with this opinion letter or in other matters.

With respect to our opinion in paragraph (xii) above, we express no opinion as to the effect of the Company’s performance of its obligations in the Agreement, the Indenture and the Securities on the Company’s compliance with financial covenants in any of the Filed Agreements.

The law covered by this opinion is limited to the present federal law of the United States, the present law of the States of California and New York, the Delaware General Corporation Law and the Delaware Limited Liability Company Act. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

We have assumed that the Indenture has been duly authorized by all necessary corporate action on the part of the Trustee and has been duly executed and delivered by the Trustee and that the certificate for the Securities will be duly authenticated by the Trustee in accordance with the provisions of the Indenture.

This opinion is furnished by us as counsel for the Company and may be relied upon by you only in connection with the Agreement and the transactions contemplated thereby. It may not be used or relied upon by you for any other purpose or by any other person, nor may copies be delivered to any other person, without in each instance our prior written consent. This opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters. This letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances that arise after the date of this opinion and come to our attention, or any future changes in laws.

Respectfully submitted,

O’MELVENY & MYERS LLP

Schedule A

JURISDICTIONS OF FOREIGN QUALIFICATION FOR THE COMPANY

Arizona

California

Colorado

Connecticut

Delaware

Florida

Georgia

Idaho

Illinois

Iowa

Kansas

Kentucky

Louisiana

Massachusetts

Michigan

Minnesota

Mississippi

Missouri

Nevada

New Jersey

New York

North Carolina

Ohio

Oklahoma

Oregon

Rhode Island

Tennessee

Utah

Virginia

Washington

West Virginia

Wisconsin

Wyoming

Schedule B

JURISDICTIONS OF FOREIGN QUALIFICATION FOR NHPFC AND MLD LLC

Nationwide Health Properties Finance Corporation

California

Florida

Maryland

North Carolina

Virginia

Wisconsin

MLD Properties, LLC

Arkansas

Louisiana

EXHIBIT B

OPINION OF VENABLE LLP

October 19, 2007

UBS Securities LLC

J.P. Morgan Securities Inc.

Banc of America Securities LLC

  as Representatives of the several Underwriters

c/o UBS Securities LLC

677 Washington Boulevard

Stamford, CT 06901

Ladies and Gentlemen:

We have acted as special Maryland counsel to Nationwide Health Properties, Inc., a Maryland corporation (the “Company”), in connection with the issuance and sale of $300,000,000 aggregate principal amount of the Company’s 6.25% Notes due 2013 (the “Securities”) pursuant to an Underwriting Agreement dated October 16, 2007 (the “Agreement”) between the Company and UBS Securities LLC, J.P. Morgan Securities Inc. and Banc of America Securities LLC, as Representatives of the several Underwriters named therein (collectively, the “Underwriters”). Capitalized terms used in this opinion, unless otherwise defined herein, have the meanings specified in the Agreement.

We have examined the Company’s Charter and Bylaws. We have also examined the Agreement, the Registration Statement on Form S-3 (Securities Act Registration No. 333-142643) (the “Registration Statement”), in the form filed with the Securities and Exchange Commission including a prospectus for the offering of debt securities, preferred stock, common stock and securities warrants (the “Base Prospectus”), and the prospectus supplement relating to the offering of the Securities under the Securities Act of 1933, as amended (together with the Base Prospectus, the “Prospectus”). We have examined and relied upon a certificate of the Maryland State Department of Assessments and Taxation (“SDAT”) to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland, in good standing, and duly authorized to transact business in the State of Maryland. We have further examined and relied upon a certificate of an officer of the Company (the “Company Certificate”) with respect to the Company’s Charter and Bylaws and certain actions taken by its board of directors, among other matters addressed in the Company Certificate.

We have assumed, without independent investigation, the genuineness of signatures, the authenticity of all documents submitted to us as originals, and the conformity of copies to the originals. Except as otherwise indicated herein, we have not undertaken any independent investigation of factual matters.

Based on the foregoing and subject to the qualifications set forth below, we are of the opinion that:

(1) The Company has been duly incorporated, and is validly existing in good standing under the laws of the State of Maryland, with corporate power to own its own properties and assets and to carry on its business as described in the Registration Statement and the Prospectus, to enter into the Agreement, and to perform its obligations under the Agreement, the Indenture and the Securities.

(2) The execution, delivery and performance of the Agreement and the Indenture have been duly authorized by all necessary corporate action on the part of the Company, and the Agreement and the Indenture have been duly executed and delivered by the Company.

(3) The Securities have been duly authorized by all necessary corporate action on the part of the Company, and duly executed and delivered by the Company and, when duly authenticated as provided in the Indenture and paid for as provided in the Agreement, will be duly and validly issued and outstanding.

(4) The Company has an authorized capital stock as set forth in the Registration Statement and the Prospectus. No order, consent, permit or approval of any Maryland governmental authority that we have, in the exercise of customary professional due diligence, recognized as applicable to the Company or to transactions of the type contemplated by the Agreement or the Indenture is required on the part of the Company for the execution and delivery of the Agreement, the Indenture and the Securities, or for the issuance and sale of the Securities, or for the consummation by the Company of the transactions contemplated by the Agreement or the Indenture, except for such as may be required under applicable Blue Sky or state securities laws.

(5) The execution and delivery by the Company of the Agreement, the Indenture and the Securities does not, and the Company’s performance of its obligations under the Agreement, the Indenture and the Securities will not, (i) violate the Company’s Charter or Bylaws or (ii) breach or otherwise violate any existing obligation of or restriction on the Company under any order, judgment or decree of any Maryland governmental authority binding on the Company and identified to us in the Company Certificate.

(6) The execution and delivery by the Company of the Agreement, the Indenture and the Securities does not, and the Company’s performance of its obligations under the Agreement, the Indenture and the Securities will not, violate the current Maryland General Corporation Law or any current Maryland statute, rule or regulation that we have, in the exercise of customary professional diligence, recognized as applicable to the Company or to transactions of the type contemplated by the Agreement and the Indenture except that, we express no opinion regarding any federal securities laws, or Blue Sky or state securities laws or Section 9 of the Agreement.

The foregoing opinion is limited to the laws of Maryland governing the matters set forth above. It does not extend to securities or “Blue Sky” laws of Maryland or to federal securities laws or to other laws. We note that the Agreement and the Indenture purport to be governed by the laws of New York. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

This opinion is given as of the date hereof, and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances that arise or change after the date of this opinion and come to our attention, or any future changes in laws.

This opinion is intended for the benefit of the Underwriters in connection with transactions contemplated by the Agreement. O’Melveny & Myers LLP and Sidley Austin LLP may rely upon our foregoing opinion in rendering their respective opinions to the Underwriters as required by the terms of the Agreement. This opinion may not be relied upon by any other person or for any other purpose without our prior written consent.

Very truly yours,

VENABLE LLP

EXHIBIT C

OPINION OF CORDRAY & TOMLIN, P.C.

October 19, 2007

UBS Securities LLC

J.P. Morgan Securities Inc.

Banc of America Securities LLC

  as Representatives of the several Underwriters

c/o UBS Securities LLC

677 Washington Boulevard

Stamford, CT 06901

Re:	Nationwide Health Properties, Inc. Issuance and sale of

$300,000,000 aggregate principal amount of the Company’s 6.25%

Notes due 2013

Ladies and Gentlemen:

We have acted as special Texas counsel to Nationwide Health Properties, Inc., a Maryland corporation (the “Company”), NH Texas Properties Limited Partnership, a Texas limited partnership (“NHTP”), and HN Texas Properties, L.P., a Texas limited partnership (“HNTP”) in connection with the issuance and sale of $300,000,000 aggregate principal amount of the Company’s 6.25% Notes due 2013 (the “Securities”), pursuant to an Underwriting Agreement dated October 16, 2007 (the “Agreement”) between the Company and UBS Securities LLC, J.P. Morgan Securities Inc. and Banc of America Securities LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”). Capitalized terms used in this opinion, unless otherwise defined herein, have the meanings specified in the Agreement.

In our capacity as such special Texas counsel, we have examined originals or copies of those corporate and other records and documents we considered appropriate. We have also examined the Agreement, the Registration Statement on Form S-3 (Securities Act Registration No. 333-142643) (the “Registration Statement”), in the form filed with the Securities and Exchange Commission including a prospectus for the offering of debt securities, preferred stock, common stock and securities warrants (the “Base Prospectus”), and the prospectus supplement relating to the offering of the Securities under the Securities Act of 1933, as amended (together with the Base Prospectus, the “Prospectus”). In addition, we have obtained and relied upon those certificates of public officials we considered appropriate. We have further examined and relied upon certificates of the partners of NHTP and certificates of the partners of HNTP (collectively, the “Partner Certificates”) relating to each partnership’s respective certificate of limited partnership and limited partnership agreement and certain actions taken by each partnership’s respective partners, among other matters addressed in the Partner Certificates.

We have assumed, without independent investigation, the genuineness of signatures, the authenticity of all documents submitted to us as originals, and the conformity of copies to the originals. Except as otherwise indicated herein, we have not undertaken any independent investigation of factual matters.

Based on the foregoing and subject to the qualifications set forth below, we are of the opinion that:

1. NHTP is a limited partnership duly formed and validly existing under the laws of the State of Texas, with the power under the Texas Revised Limited Partnership Act (the “Act”) and NHTP’s certificate of limited partnership and limited partnership agreement (“NHTP Partnership Agreement” and, together with the certificate of limited partnership, the “NHTP Organizational Documents”) to own its property and assets and carry on its business as described in the Registration Statement and Prospectus.

2. HNTP is a limited partnership duly formed and validly existing under the laws of the State of Texas, with the power under the Act and HNTP’s certificate of limited partnership and limited partnership agreement (“HNTP Partnership Agreement” and, together with the certificate of limited partnership, the “HNTP Organizational Documents”) to own its property and assets and carry on its business as described in the Registration Statement and Prospectus.

3. The limited partnership interests in NHTP issued to MLD Texas Corporation and MLD Financial Capital Corporation have been duly issued under and authorized by the NHTP Partnership Agreement and are not subject to capital call by NHTP, except (a) as provided in Section 4.04 of the NHTP Partnership Agreement, and (b) that a limited partner may be liable for the amount of a NHTP distribution under the circumstances described in the NHTP Partnership Agreement and in the Act. All of the partnership interests of NHTP are owned by MLD Texas Corporation and MLD Financial Capital Corporation. All of the shares of MLD Texas Corporation are owned by the Company.

4. The limited partnership interests in HNTP issued to HNTP GP, LLC and MLD Financial Capital Corporation have been duly issued under and authorized by the HNTP Partnership Agreement and are not subject to capital call by HNTP, except (a) as provided in Section 4.04 of the HNTP Partnership Agreement, and (b) that a limited partner may be liable for the amount of a HNTP distribution under the circumstances described in the HNTP Partnership Agreement and in the Act. All of the partnership interests of HNTP are owned by HNTP GP, LLC and MLD Financial Capital Corporation. All of the membership interests of HNTP GP, LLC are owned by the Company.

5. The execution and delivery by the Company of the Agreement do not, and the Company’s performance of its obligations under the Agreement will not, violate the NHTP Organizational Documents or the HNTP Organizational Documents.

The law covered by this opinion is limited to the present law of the State of Texas. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations, or requirements of any county, municipality, subdivision, or local authority of any jurisdiction. We express no opinion whatsoever concerning the Agreement (except as set forth in paragraph 5 above), the Registration Statement, or the Prospectus. We express no opinion whatsoever concerning securities or “Blue Sky” laws of Texas or federal securities laws or to other laws. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Texas, we do not express any opinion on such matter.

This opinion is given as of the date hereof, and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances that arise or change after the date of this opinion and come to our attention, or any future changes in laws.

This opinion is intended for the benefit of the Underwriters in connection with transactions contemplated by the Agreement. O’Melveny & Myers LLP and Sidley Austin LLP may rely upon our foregoing opinion in rendering their respective opinions to the Underwriters as required by the terms of the Agreement. This opinion may not be relied upon by any other person or for any other purpose without our prior written consent.

Sincerely,

CORDRAY & TOMLIN, P.C.

EXHIBIT D

OFFICERS’ CERTIFICATE

Each of the undersigned, Douglas M. Pasquale, President and Chief Executive Officer of Nationwide Health Properties, Inc., a Maryland corporation (the “Company”), and Abdo H. Khoury, Senior Vice President and Chief Financial and Portfolio Officer of the Company, on behalf of the Company, does hereby certify pursuant to Section 6(j) of that certain Underwriting Agreement dated October 16, 2007 (the “Underwriting Agreement”) between the Company and UBS Securities LLC, J.P. Morgan Securities Inc. and Banc of America Securities LLC, as representatives of the several Underwriters named therein, that as of October 19, 2007:

1.	He has reviewed the Registration Statement, the Time of Sale Information and the Prospectus.

2.	The representations and warranties of the Company as set forth in the Underwriting Agreement are true and correct as of the date hereof and as if made on the date hereof.

3.	The Company has performed all of its obligations under the Underwriting Agreement as are to be performed at or before the date hereof.

4.	The conditions set forth in paragraphs (h) and (i) of Section 6 of the Underwriting Agreement have been met.

5.	The financial statements and other financial information included or incorporated by reference in the Registration Statement, the Time of Sale Information or the Prospectus fairly present the financial condition, results of operations and cash flows of the Company and the Subsidiaries as of, and for, the periods therein presented.

Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Underwriting Agreement.

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IN WITNESS WHEREOF, the undersigned have hereunto set their hands on this 19th day of October, 2007.

Name:	Douglas M. Pasquale
Title:	President and Chief Executive Officer

Name:	Abdo H. Khoury
Title:	Senior Vice President and Chief Financial and Portfolio Officer

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EXHIBIT E

JURISDICTIONS OF FOREIGN QUALIFICATION FOR THE COMPANY

Arizona

California

Colorado

Connecticut

Delaware

Florida

Georgia

Idaho

Illinois

Iowa

Kansas

Kentucky

Louisiana

Massachusetts

Michigan

Minnesota

Mississippi

Missouri

Nevada

New Jersey

New York

North Carolina

Ohio

Oklahoma

Oregon

Rhode Island

Tennessee

Utah

Virginia

Washington

West Virginia

Wisconsin

Wyoming

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EXHIBIT F

SIGNIFICANT SUBSIDIARIES

Nationwide Health Properties Finance Corporation, a Delaware corporation

MLD Properties, Inc., a Delaware corporation

MLD Properties, LLC, a Delaware limited liability company

NH Texas Properties Limited Partnership, a Texas limited partnership

HN Texas Properties, L.P., a Texas limited partnership

MLD Financial Capital Corporation, a Delaware corporation

MLD Wisconsin SNF, Inc., a Delaware corporation

MLD Delaware Trust, a Delaware Trust

MLD Properties Limited Partnership, a Delaware limited partnership

JER/NHP Senior Housing, LLC, a Delaware limited liability company

JER/NHP Senior Living Acquisition, LLC, a Delaware limited liability company

NHP HS Holding, Inc., a Texas corporation

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EXHIBIT G

a.	Time of Sale Information

Pricing Term Sheet contained in EXHIBIT H.

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EXHIBIT H

Issuer Free Writing Prospectus dated October 16, 2007

Filed Pursuant to Rule 433 under the Securities Act of 1933

Supplementing the Preliminary Prospectus Supplement dated October 16, 2007

Registration Statement No. 333-142643

Nationwide Health Properties, Inc.

$300,000,000 6.25% Notes due 2013

Pricing Term Sheet

Issuer:	Nationwide Health Properties, Inc.
Size:	$300,000,000
Maturity:	February 1, 2013
Coupon:	6.25%
Price:	99.941% of face amount
Yield to maturity:	6.266%
Spread to Benchmark Treasury:	+193 basis points
Benchmark Treasury:	4.25% due September 30, 2012
Benchmark Treasury Price and Yield:	$99.6171875 and 4.336%
Interest Payment Dates:	February 1 and August 1, commencing
February 1, 2008
Redemption Provisions:
Make-whole call:	At any time at a discount rate of U.S. Treasury plus 30 basis points
Bookrunners:	UBS Securities LLC, J.P. Morgan Securities Inc. and Banc of America Securities LLC
Senior Co-managers:	Calyon Securities (USA) Inc. and KeyBanc Capital Markets Inc.
Co-managers:	SunTrust Robinson Humphrey, Inc., Wells Fargo Securities, LLC and Wachovia Capital Markets, LLC
Settlement:	T+3; October 19, 2007
CUSIP/ISIN:	638620AG9/US638620AG90

Ratings:	Baa3/BBB-/BBB- (Moody’s/S&P/Fitch)

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, any prospectus supplement or free writing prospectus for this offering if you request it by calling UBS Securities LLC at 1-888-722-9555, ext. 1088, or by calling J.P. Morgan Securities Inc. collect at 1-212-834-4533 or by calling Banc of America Securities LLC at 1-800-294-1322 or through your usual contact at UBS Securities LLC, J.P. Morgan Securities Inc. or Banc of America Securities LLC.

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